Exhibit 99.1

Contact:	Marc Grossman	Atish Shah
	Sr. VP – Corporate Affairs	VP – Investor Relations
	Hilton Hotels Corporation	Hilton Hotels Corporation
	(310) 205-4030 phone	(310) 205-8664 phone
	marc_grossman@hilton.com	atish_shah@hilton.com

HILTON REPORTS STRONG FIRST QUARTER 2006 RESULTS

Beverly Hills, Calif., May 2, 2006 – Hilton Hotels Corporation (NYSE:HLT) today reported financial results for the first quarter ended March 31, 2006. First quarter highlights, which include approximately five weeks of combined company results following the acquisition of the lodging assets of Hilton Group plc (“HI”) on February 23, are as follows:

•                                          Reported diluted EPS of $.26 vs. $.16 in 2005, an increase of 63%.

•                                          Recurring diluted EPS of $.20 vs. $.15 in 2005, an increase of 33%.

•                                          Total company Adjusted EBITDA of $328 million up 30%.

•                                          Comparable owned RevPAR (excluding sold hotels, the acquired HI owned hotels and New Orleans) increased 9.0% driven by strong rate increases and high demand in most major markets.

•                                          Fees up 49% to $152 million on strong RevPAR and unit growth, the HI acquisition and a one-time termination fee.

•                                          Timeshare profitability up 20%, driven by increase in average unit sales price.

Hilton reported first quarter 2006 net income of $104 million compared with $64 million in the 2005 quarter. Diluted net income per share was $.26 in the 2006 first quarter, versus $.16 in the 2005 period, an increase of 63 percent. Non-recurring items combined to benefit the quarter by $.06 per share as follows:

•                                          $15 million pre tax benefit due to a contract termination fee;

•                                          $17 million pre tax benefit from foreign currency gains;

•                                          $4 million pre tax benefit due primarily to the combined impact of asset dispositions ($25 million book loss), a settlement recovery in Hawaii ($25 million benefit) and other items ($4 million benefit);

•                                          $9 million benefit to the tax provision due primarily to the closure of IRS audits for the years 2002 and 2003, and the required tax treatment on foreign currency gains, and

•                                          $12 million pre tax charge for costs related to the HI acquisition.

The 2005 first quarter benefited from non-recurring items totaling $.01 per share.

The company reported first quarter 2006 total operating income of $235 million (a 44 percent increase from the 2005 period,) on total revenue of $1.519 billion (a 41 percent increase from $1.076 billion in the 2005 quarter.)  Total company earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) were $328 million, an increase of 30 percent from $252 million in the 2005 quarter.

Owned Hotel Results

Continued strong demand trends, primarily among business travelers, resulted in high single digit or double digit average daily rate (ADR) increases at many of the company’s gateway hotels in the U.S. Business transient, group and leisure all showed significant ADR gains. These rate increases drove significant RevPAR gains at many of the company’s U.S. owned properties.

Across all brands, revenue from the company’s owned hotels (majority owned and controlled hotels) was $508 million in the first quarter 2006, a 3 percent increase from $495 million in the 2005 quarter. Total revenue from comparable owned hotels (excluding the impact of property sales dating back to January 1, 2005; the results of the acquired HI owned hotels since February 23, 2006, and two owned properties in New Orleans which were impacted by Hurricane Katrina), was up 7.4 percent.

RevPAR from comparable U.S. owned hotels increased 9.0 percent. Comparable owned U.S. hotel occupancy increased 1.5 points to 73.9 percent, while ADR increased 6.8 percent to $184.31. Approximately 77 percent of the quarterly RevPAR increase at comparable owned U.S. hotels was attributable to ADR gains. Particularly strong RevPAR growth was reported at the company’s owned hotels in Chicago, Honolulu, Atlanta and Phoenix. The San Francisco/San Jose market showed significant improvement, with double-digit RevPAR gains at the company’s owned hotels in those cities.

RevPAR growth at the company’s owned hotels in New York City (the Waldorf=Astoria and the Hilton New York) and at the Hilton Hawaiian Village was significantly impacted by renovation disruptions, though all three properties showed double-digit ADR gains. Additionally, the Hilton Washington saw a RevPAR decline due to difficult comparisons and an overall soft group market.

Total owned hotel expenses were up 1 percent in the quarter to $380 million. Expenses at the comparable owned U.S. hotels increased 7 percent, due primarily to increases in energy and marketing costs, and an increase in occupied rooms. Cost-per-occupied-room increased 5.2 percent.

Comparable owned U.S. hotel margins in the first quarter increased 50 basis points to 24.0 percent. The aforementioned renovation disruptions and higher energy and marketing costs impacted margins by approximately 140 basis points.

On a pro forma basis, as if the acquisition of HI had occurred January 1, 2005, comparable worldwide owned revenues and expenses increased 6.5 percent and 5.0 percent, respectively. RevPAR from worldwide comparable owned hotels increased 8.0 percent, with North America improving 9.7 percent and International improving 3.5 percent (U.S. dollar basis.)  Particular strength was reported in the U.K. and Canada. Adjusting for the impact of foreign exchange, RevPAR from international comparable owned hotels increased 10.9 percent.

Pro forma worldwide owned margins improved 110 basis points to 23.9 percent, with North America (U.S. and Canada) improving 60 basis points to 23.1 percent, and International improving 270 basis points to 26.0 percent.

Leased Hotels

Revenue from leased hotels was $266 million in the first quarter 2006 compared to $28 million in the 2005 quarter, while leased expenses (including rents) were $230 million in the current quarter versus $26 million last year. In the 2006 period, leased revenues and expenses include approximately five weeks of operations from the 200 leased hotels acquired in the HI transaction.

On a pro forma basis, as if the acquisition of HI had occurred January 1, 2005, leased revenues increased 1.6 percent and leased expenses declined 1.0 percent, and margins increased 240 basis points to 9.9 percent. RevPAR from leased properties increased 3.6 percent (on a U.S. dollar basis.)  Adjusting for the impact of foreign exchange, RevPAR from comparable leased hotels increased 12.6 percent, reflective of business strength in the U.K., Continental Europe and the Nordic region.

System-wide RevPAR; Management/Franchise Fees

Most of the company’s brands reported significant system-wide RevPAR increases, with particularly strong gains in ADR. On a system-wide basis (including owned, leased, managed and franchised properties) and pro forma as if the acquisition of Hilton International had occurred January 1, 2005, the company’s brands showed first quarter RevPAR gains (on a U.S. dollar basis) as follows: Hilton Garden Inn, 12.6 percent; Doubletree, 11.7 percent; Embassy Suites, 11.6 percent; Hampton Inn, 11.5 percent; Conrad, 10.4 percent, Homewood Suites by Hilton, 9.6 percent. The Hilton brand, at 8.8 percent RevPAR growth, and Scandic, at 0.8 percent RevPAR growth, were both impacted by exchange rate fluctuations. Adjusting for the impact of foreign exchange, RevPAR at the Hilton and Scandic brands increased 11.2 percent and 12.7 percent, respectively.

Management and franchise fees increased 49 percent in the first quarter to $152 million, benefiting from RevPAR gains and the addition of new units, and the acquisition of HI. Fees for the quarter also include a one-time $15 million management contract termination fee related to the Hilton Times Square. This property was sold in the quarter and converted to a long-term franchise.

Brand Development/Unit Growth

In addition to the 398 properties and 102,779 rooms from the HI acquisition, the company in the first quarter added 49 properties and 10,496 rooms to its system as follows: Hampton Inn, 20 hotels and 1,621 rooms; Hilton, 7 hotels and 3,428 rooms; Hilton Garden Inn, 7 hotels and 956 rooms; Doubletree, 6 hotels and 1,423 rooms; Homewood Suites by Hilton, 5 hotels and 509 rooms; Conrad 1 hotel and 241 rooms, and other (Waldorf=Astoria Collection), 3 hotels and 2,318 rooms.

Thirteen hotels and 1,177 rooms were removed from the system during the quarter.

During the first quarter, the company added new Hilton hotels in the Seychelles, Bangkok, Florence, Sanya (China) and San Francisco, while Conrad opened its newest hotel in Indianapolis, and Doubletree opened a new resort in Tampa. Also during the quarter, the company entered into management agreements or began construction on new Hilton brand hotels in Orlando, Baltimore, San Diego and Kiev. Additionally, the company in April entered into a management agreement for a new Conrad hotel in Shanghai.

At March 31, 2006, the Hilton worldwide system consisted of 2,822 hotels and 486,767 rooms. The company’s current development pipeline is its biggest yet, and the largest in the industry, with approximately 700 hotels and 100,000 rooms at March 31, 2006. Approximately 90 percent of the hotels in the current development pipeline are in The Americas (U.S., Canada, Mexico, South America,) though international development is expected to comprise an increasingly larger percentage of the company’s unit growth within the next two years.

Hilton Grand Vacations

Hilton Grand Vacations Company (HGVC), the company’s vacation ownership business, reported a 20 percent increase in profitability in the first quarter, due primarily to an 8 percent increase in average unit sales price. Unit sales were flat with the 2005 quarter. The company reported that sales volume remained strong at HGVC’s properties in Las Vegas, Orlando and Hawaii. HGVC has begun development of new timeshare projects in Hawaii (both in Honolulu and on the Big Island) and Orlando. HGVC had first quarter revenue of $183 million, a 25 percent increase from $146 million in the 2005 quarter. Expenses were $134 million in the first quarter, compared with $105 million in the 2005 period.

Corporate Finance

On February 23, 2006, the company completed its acquisition of HI for approximately £3.3 billion, equivalent to approximately $5.78 billion on the transaction date (including assumed debt of approximately $115 million, and excluding additional debt and capital lease obligations reflected under U.S. GAAP.)  In connection with this transaction, the company entered into new senior credit facilities in an aggregate principal U.S. dollar equivalent of approximately $5.75 billion with a syndicate of financial institutions. The company borrowed an aggregate principal U.S. dollar equivalent amount of approximately $4.81 billion under these facilities to partially fund the HI acquisition. The balance of the transaction was funded from available cash.

At March 31, 2006, Hilton had total debt of $8.3 billion (net of approximately $500 million of debt and capital lease obligations resulting from the consolidation of certain joint venture entities and a managed hotel, which is non-recourse to Hilton.)  Of the $8.3 billion, approximately 61 percent is floating rate debt. Total cash and equivalents (including restricted cash) were approximately $386 million at March 31, 2006. The company noted that debt reduction is a priority, and will be accomplished through a combination of operating cash flow and proceeds from asset dispositions.

The company’s average basic and diluted share counts for the first quarter were 383 million and 418 million, respectively.

Hilton’s debt currently has an average life of 6.9 years, at an average cost of approximately 6.3 percent.

Hilton’s effective tax rate in the first quarter 2006 was 32.9 percent. Excluding the aforementioned $9 million one-time tax benefit to the tax provision, the effective tax rate in the first quarter was 38.6 percent.

Total capital expenditures in the first quarter were approximately $150 million, including approximately $50 million expended for timeshare development.

2006 Outlook

The company provided the following estimates for full-year 2006:

Total revenue:	$8.040 - $8.110 billion

Total Adjusted EBITDA:	$1.720 - $1.765 billion

Total operating income:	$1.260 - $1.305 billion

Pro forma comparable Nor. Amer. owned RevPAR growth:	8 – 10%

Pro forma comparable Nor. Amer. owned margin growth:	50 – 100 basis points

Pro forma comparable worldwide owned RevPAR growth:	7 – 9%

Pro forma comparable worldwide owned margin growth:	70 – 120 basis points

Pro forma comparable leased RevPAR growth:	3 – 4%

Pro forma comparable leased margin growth:	60 – 90 basis points

Management and franchise fee growth:	42 - 45% range

Timeshare profitability growth:	20% range

Diluted earnings per share:	$1.12 - $1.19

Recurring diluted EPS:	$1.06 - $1.13

Total capital spending in 2006 is expected to be approximately $760 million as follows: approximately $265 million for routine improvements, $195 million for timeshare projects, and $300 million for hotel renovation and special projects.

The company’s 2006 guidance includes the impact of the required accounting change related to the expensing of unvested stock options (equal to approximately $12 million.)  The guidance excludes the impact of future asset sales.

The company expects to add approximately 215 hotels and 35,000 rooms to its system in 2006.

“Solid operating results both in the US and internationally, combined with the closing of the Hilton International transaction and our new position as the global industry leader, made for a very successful and exciting first quarter,” said Stephen F. Bollenbach, co-chairman and chief executive officer of Hilton Hotels Corporation.

“The integration of our domestic and international operating, financial and development teams is proceeding smoothly and seamlessly, with major projects – such as the worldwide introduction of our OnQ technology system and planting the seeds for international growth of our Family of Brands – already underway.”

Mr. Bollenbach continued: “Business fundamentals continue to be very strong, with high demand among both business and leisure travelers for our hotels in gateway cities. High occupancy levels are enabling us to achieve a more desirable mix of business. Renovations at a few of our bigger hotels took rooms out of service and impacted our margins in the quarter; we are working quickly to bring new and improved rooms to our customers at these properties. Rate increases continue to drive RevPAR growth in our most important US markets. International RevPAR growth is still slightly more occupancy driven, but room rates in key international markets like London are steadily becoming a higher percentage of RevPAR gains.

“We continue to open more hotels in the US than any other company, and we are finding that the appeal of our brands is extending to different corners of the world. We have had discussions with potential owners in a variety of countries regarding development of our mid-scale brands, and we look forward to making announcements as agreements are signed.”

Mr. Bollenbach concluded: “We see no let-up in our most important markets, and these strong business trends – coupled with our growing timeshare business and the new worldwide development opportunities at our fingertips – point to exciting things ahead for the remainder of 2006 and beyond.”

#  #  #

Note:  This press release contains “forward-looking statements” within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts.  The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms; competitive conditions in the lodging industry, relationships with clients and property owners; the impact of government regulations; changes in foreign currency exchange rates; and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

HILTON HOTELS CORPORATION

Financial Highlights (Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31
	2005	2006	% Change
Revenue
Owned hotels	$495	$508	3%
Leased hotels	28	266	—
Management and franchise fees	102	152	49
Timeshare and other income	154	211	37
	779	1,137	46
Other revenue from managed and franchised properties	297	382	29
	1,076	1,519	41
Expenses
Owned hotels	376	380	1
Leased hotels	26	230	—
Depreciation and amortization	80	86	8
Impairment loss and related costs	2	—	—
Other operating expenses	122	178	46
Corporate expense	24	44	83
	630	918	46
Other expenses from managed and franchised properties	293	376	28
	923	1,294	40

Operating income from unconsolidated affiliates	10	10	—

Operating income	163	235	44

Interest and dividend income	4	11	—
Interest expense	(64)	(96)	50
Net interest from unconsolidated affiliates and non-controlled interests	(6)	(9)	50
Net gain on foreign currency transactions	—	17	—
Net gain on asset dispositions and other	11	4	(64)
Loss from non-operating affiliates	(5)	(4)	—
Income before taxes and minority and non-controlled interests	103	158	53
Provision for income taxes	(36)	(52)	44
Minority and non-controlled interests, net	(3)	(2)	(33)
Net income	$64	$104	63%

Net income per share
Basic	$.17	$.27	59%
Diluted	$.16	$.26	63%

Average shares - basic	387	383	(1)%
Average shares - diluted	421	418	(1)%

1

HILTON HOTELS CORPORATION

Pro Forma Comparable Owned Statistics (1)

Three Months Ended March 31

	Worldwide 64 Hotels
	2005	2006	Change
Hilton
Occupancy	69.1%	71.6%	2.5	pts
Average Rate	$165.92	$172.85	4.2%
RevPAR	$114.59	$123.82	8.1%

All Other
Occupancy	69.5%	72.3%	2.8	pts
Average Rate	$117.66	$121.91	3.6%
RevPAR	$81.73	$88.17	7.9%

Total
Occupancy	69.1%	71.7%	2.6	pts
Average Rate	$161.24	$167.88	4.1%
RevPAR	$111.41	$120.37	8.0%

	North America (US & Canada) 31 Hotels
	2005	2006	Change
Hilton
Occupancy	71.0%	73.0%	2.0	pts
Average Rate	$172.44	$184.36	6.9%
RevPAR	$122.36	$134.52	9.9%

All Other
Occupancy	73.2%	75.0%	1.8	pts
Average Rate	$122.53	$127.99	4.5%
RevPAR	$89.67	$96.01	7.1%

Total
Occupancy	71.2%	73.2%	2.0	pts
Average Rate	$166.72	$177.91	6.7%
RevPAR	$118.71	$130.22	9.7%

	International 33 Hotels
	2005	2006	Change
Hilton
Occupancy	65.1%	68.8%	3.7	pts
Average Rate	$151.06	$147.39	(2.4)%
RevPAR	$98.35	$101.48	3.2%

All Other
Occupancy	55.0%	61.9%	6.9	pts
Average Rate	$92.52	$93.33	0.9%
RevPAR	$50.90	$57.75	13.5%

Total
Occupancy	64.5%	68.4%	3.9	pts
Average Rate	$147.90	$144.29	(2.4)%
RevPAR	$95.34	$98.71	3.5%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2005. Includes hotels owned as of March 31, 2006 which were owned by HHC or HI since January 1, 2005. Excludes the Company’s owned hotels in New Orleans.

2

HILTON HOTELS CORPORATION

Pro Forma Comparable Leased Statistics(1)

Three Months Ended March 31

	Worldwide 200 Hotels
	2005	2006	Change
Hilton
Occupancy	65.7%	69.6%	3.9	pts
Average Rate	$144.67	$142.25	(1.7)%
RevPAR	$95.05	$98.94	4.1%

Scandic
Occupancy	55.0%	59.1%	4.1	pts
Average Rate	$114.45	$107.23	(6.3)%
RevPAR	$62.94	$63.38	0.7%

All Other
Occupancy	66.0%	70.6%	4.6	pts
Average Rate	$121.60	$133.75	10.0%
RevPAR	$80.20	$94.41	17.7%

Total
Occupancy	60.9%	64.9%	4.0	pts
Average Rate	$131.15	$127.50	(2.8)%
RevPAR	$79.90	$82.79	3.6%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2005. Includes hotels leased as of March 31, 2006 which were leased by HHC or HI since January 1, 2005.

3

HILTON HOTELS CORPORATION

Pro Forma Comparable Systemwide Statistics(1)

Regional Summary

	Three Months Ended March 31,
	2005	2006	Change

North America (US & Canada)
Occupancy	67.5%	70.1%	2.6	pts
Average Rate	$108.51	$117.00	7.8%
RevPAR	$73.27	$81.97	11.9%

United Kingdom & Ireland
Occupancy	66.9%	72.0%	5.1	pts
Average Rate	$167.97	$160.71	(4.3)%
RevPAR	$112.43	$115.72	2.9%

Continental Europe
Occupancy	58.0%	60.0%	2.0	pts
Average Rate	$153.10	$148.94	(2.7)%
RevPAR	$88.82	$89.31	0.6%

Africa
Occupancy	65.7%	67.3%	1.6	pts
Average Rate	$127.02	$133.45	5.1%
RevPAR	$83.49	$89.82	7.6%

Middle East
Occupancy	75.9%	73.9%	(2.0	)pts
Average Rate	$102.15	$104.78	2.6%
RevPAR	$77.55	$77.48	(0.1)%

Asia Pacific
Occupancy	73.8%	76.0%	2.2	pts
Average Rate	$126.24	$133.12	5.4%
RevPAR	$93.18	$101.19	8.6%

Latin America & Caribbean
Occupancy	68.6%	71.9%	3.3	pts
Average Rate	$118.75	$134.34	13.1%
RevPAR	$81.41	$96.64	18.7%

Nordic
Occupancy	55.2%	59.5%	4.3	pts
Average Rate	$117.48	$110.13	(6.3)%
RevPAR	$64.80	$65.49	1.1%

Total
Occupancy	66.8%	69.4%	2.6	pts
Average Rate	$113.18	$119.96	6.0%
RevPAR	$75.65	$83.25	10.0%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2005. Includes hotels in the system as of March 31, 2006 which were in the system of HHC or HI since January 1, 2005. Excludes the Company’s owned hotels in New Orleans. Excludes data for HI franchise hotels.

4

HILTON HOTELS CORPORATION

Pro Forma Comparable Systemwide Statistics(1)

Brand Summary

	Three Months Ended March 31,
	2005	2006	Change

Hilton
Occupancy	67.4%	70.0%	2.6	pts
Average Rate	$136.99	$143.69	4.9%
RevPAR	$92.38	$100.53	8.8%

Hilton Garden Inn
Occupancy	65.7%	69.1%	3.4	pts
Average Rate	$102.35	$109.50	7.0%
RevPAR	$67.21	$75.69	12.6%

Doubletree
Occupancy	66.9%	69.1%	2.2	pts
Average Rate	$109.31	$118.17	8.1%
RevPAR	$73.15	$81.71	11.7%

Embassy Suites
Occupancy	70.4%	73.1%	2.7	pts
Average Rate	$127.20	$136.73	7.5%
RevPAR	$89.52	$99.91	11.6%

Homewood Suites by Hilton
Occupancy	72.3%	74.2%	1.9	pts
Average Rate	$100.72	$107.55	6.8%
RevPAR	$72.84	$79.82	9.6%

Hampton
Occupancy	66.7%	68.8%	2.1	pts
Average Rate	$85.29	$92.12	8.0%
RevPAR	$56.85	$63.41	11.5%

Scandic
Occupancy	54.9%	59.1%	4.2	pts
Average Rate	$114.02	$106.82	(6.3)%
RevPAR	$62.60	$63.09	0.8%

Conrad
Occupancy	66.7%	67.7%	1.0	pts
Average Rate	$145.21	$157.92	8.8%
RevPAR	$96.90	$106.99	10.4%

Other
Occupancy	63.4%	72.9%	9.5	pts
Average Rate	$114.95	$121.30	5.5%
RevPAR	$72.87	$88.42	21.3%

Total
Occupancy	66.8%	69.4%	2.6	pts
Average Rate	$113.18	$119.96	6.0%
RevPAR	$75.65	$83.25	10.0%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2005. Includes hotels in the system as of March 31, 2006 which were in the system of HHC or HI since January 1, 2005. Excludes the Company’s owned hotels in New Orleans. Excludes data for HI franchise hotels.

5

HILTON HOTELS CORPORATION

Supplementary Statistical Information (1)

	March				Change to
	2005 Number of		2006 Number of		March 2005 Number of		December 2005 Number of
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Hilton
Owned	95	42,783	55	31,009	(40)	(11,774)	(2)	(1,360)
Leased	78	22,908	79	23,437	1	529	—	(23)
Joint Venture	15	6,698	14	6,156	(1)	(542)	(2)	(688)
Managed	114	42,783	143	52,756	29	9,973	6	5,047
Franchised	181	50,233	197	56,170	16	5,937	4	1,386
	483	165,405	488	169,528	5	4,123	6	4,362
Hilton Garden Inn
Owned	1	162	1	162	—	—	—	—
Joint Venture	1	128	1	128	—	—	—	—
Managed	7	895	7	886	—	(9)	—	—
Franchised	217	29,633	257	35,275	40	5,642	7	928
	226	30,818	266	36,451	40	5,633	7	928
Doubletree
Owned	4	1,702	3	1,349	(1)	(353)	—	—
Leased	6	2,144	5	1,746	(1)	(398)	—	—
Joint Venture	16	4,982	14	4,306	(2)	(676)	—	—
Managed	38	10,069	28	7,742	(10)	(2,327)	(2)	(318)
Franchised	88	21,370	115	28,146	27	6,776	7	1,439
	152	40,267	165	43,289	13	3,022	5	1,121
Embassy Suites
Owned	4	881	3	663	(1)	(218)	—	—
Joint Venture	27	7,279	25	6,586	(2)	(693)	—	—
Managed	54	14,134	56	14,788	2	654	—	(44)
Franchised	91	20,575	97	22,145	6	1,570	(1)	(203)
	176	42,869	181	44,182	5	1,313	(1)	(247)
Homewood Suites by Hilton
Owned	3	398	1	140	(2)	(258)	—	—
Managed	38	4,483	41	4,706	3	223	—	—
Franchised	109	11,918	127	13,795	18	1,877	5	508
	150	16,799	169	18,641	19	1,842	5	508
Hampton
Owned	1	133	1	133	—	—	—	—
Managed	35	4,569	35	4,607	—	38	1	154
Franchised	1,259	126,191	1,313	130,241	54	4,050	12	706
	1,295	130,893	1,349	134,981	54	4,088	13	860
Scandic
Owned	1	325	1	325	—	—	—	—
Leased	123	21,774	120	21,280	(3)	(494)	(1)	(125)
Managed	3	429	3	429	—	—	—	—
Franchised	5	575	6	962	1	387	1	247
	132	23,103	130	22,996	(2)	(107)	—	122
Conrad
Joint Venture	3	1,395	3	1,399	—	4	—	4
Managed	10	3,059	13	3,901	3	842	1	241
	13	4,454	16	5,300	3	846	1	245
Other
Owned	3	930	2	630	(1)	(300)	—	—
Leased	2	666	2	666	—	—	—	—
Managed	8	1,971	8	3,399	—	1,428	2	2,088
Franchised	5	2,215	6	2,432	1	217	—	(2)
	18	5,782	18	7,127	—	1,345	2	2,086

Timeshare	38	4,100	40	4,272	2	172	—	—

Total
Owned	112	47,314	67	34,411	(45)	(12,903)	(2)	(1,360)
Leased	209	47,492	206	47,129	(3)	(363)	(1)	(148)
Joint Venture	62	20,482	57	18,575	(5)	(1,907)	(2)	(684)
Managed	307	82,392	334	93,214	27	10,822	8	7,168
Franchised	1,955	262,710	2,118	289,166	163	26,456	35	5,009
Timeshare	38	4,100	40	4,272	2	172	—	—
TOTAL PROPERTIES	2,683	464,490	2,822	486,767	139	22,277	38	9,985

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2005.

6

HILTON HOTELS CORPORATION

Supplemental Financial Information (Unaudited)

Reconciliation of Adjusted EBITDA to EBITDA and Net Income

Historical Data

($ in millions)

	Three Months Ended
	March 31
	2005	2006	% Change

Adjusted EBITDA	$252	$328	30%
Proportionate share of depreciation and amortization of unconsolidated affiliates	(7)	(8)	14
Impairment loss and related costs	(2)	—	—
Operating interest and dividend income	(3)	(2)	(33)
Operating income of non-controlled interests	3	3	—
Net gain on foreign currency transactions	—	17	—
Net gain on asset dispositions and other	11	4	(64)
Loss from non-operating affiliates	(5)	(4)	(20)
Minority and non-controlled interests, net	(3)	(2)	(33)
EBITDA	246	336	37
Depreciation and amortization	(80)	(86)	8
Interest expense, net	(66)	(94)	42
Provision for income taxes	(36)	(52)	44
Net income	$64	$104	63%

Reconciliation of Adjusted EBITDA to EBITDA and Net Income

Future Performance - Full Year 2006 Outlook (1)

($in millions, except per share amounts)

	Estimated	Estimated
	Full Year 2006	Full Year 2006
	Low End	High End

Adjusted EBITDA	$1,720	$1,765
Proportionate share of depreciation and amortization of unconsolidated affiliates	(30)	(30)
Operating interest and dividend income	(7)	(7)
Operating income of non-controlled interests	11	11
Net gain on foreign currency transactions	17	17
Net gain on asset dispositions and other	4	4
Loss from non-operating affiliates	(17)	(17)
Minority and non-controlled interests, net	(11)	(11)
EBITDA	1,687	1,732
Depreciation and amortization	(434)	(434)
Interest expense, net	(513)	(512)
Provision for income taxes	(282)	(299)
Net income	$458	$487

Diluted EPS	$1.12	$1.19

Recurring Diluted EPS	$1.06	$1.13

(1) Includes the impact of Hilton International from the acquisition date of February 23, 2006.

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HILTON HOTELS CORPORATION

Supplemental Financial Information (Unaudited)

Pro Forma Revenue and Expenses - 1st Quarter

($ in millions)

Owned Hotels

	1st Quarter		% or basis point
	2005	2006	Change
Revenue
Reported	$495	$508
Less sold hotels and New Orleans	(142)	(48)
Less HI reported	—	(81)
Comparable Owned - United States	353	379	7%
Plus HI North America, net (1)	20	24	20%
Pro Forma Comparable Owned - North America	373	403	8%
Plus HI International, net (1)	150	154	3%
Pro Forma Comparable Owned - Worldwide	$523	$557	7%
Expenses
Reported	$376	$380
Less sold hotels and New Orleans	(106)	(32)
Less HI reported	—	(60)
Comparable Owned - United States	270	288	7%
Plus HI North America, net (1)	19	22	16%
Pro Forma Comparable Owned - North America	289	310	7%
Plus HI International, net (1)	115	114	(1)%
Pro Forma Comparable Owned - Worldwide	$404	$424	5%
Margins
Comparable Owned - United States	23.5%	24.0%	50	bps
Pro Forma Comparable Owned - North America	22.5%	23.1%	60	bps
Pro Forma Comparable Owned - International	23.3%	26.0%	270	bps
Pro Forma Comparable Owned - Worldwide	22.8%	23.9%	110	bps

Leased Hotels
	1st Quarter		% or basis point
	2005	2006	Change
Revenue
Reported	$28	$266
Less non-comparable	(4)	—
Less HI reported	—	(239)
Plus HI, net(1)	535	541	1%
Pro Forma Comparable Leased - Worldwide	$559	$568	2%
Expenses
Reported	$26	$230
Less non-comparable	(4)	—
Less HI reported	—	(207)
Plus HI, net(1)	495	489	(1)%
Pro Forma Comparable Leased - Worldwide	$517	$512	(1)%
Margins
Pro Forma Comparable Leased - Worldwide	7.5%	9.9%	240	bps

Management and Franchise Fees
	1st Quarter		%
	2005	2006	Change
Reported	$102	$152
Less HI reported	—	(11)
Plus HI	19	24	26%
Pro Forma - Worldwide	$121	$165	36%

(1)   Pro forma for the entities acquired with Hilton International as if they had been acquired on January 1, 2005. Excludes non-comparable hotels.

8

HILTON HOTELS CORPORATION

Supplemental Financial Information (Unaudited)

Pro Forma Revenue and Expenses - 2005 Quarterly

($ in millions)

Owned Hotels

	2005
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Year
Revenue
Reported	$495	$575	$489	$490	$2,049
Less sold hotels and New Orleans	(142)	(164)	(95)	(64)	(465)
Plus HI North America, net (1)	20	26	26	27	99
Pro Forma Comparable Owned - North America	373	437	420	453	1,683
Plus HI International, net (1)	150	163	146	164	623
Pro Forma Comparable Owned - Worldwide	$523	$600	$566	$617	$2,306
Expenses
Reported	$376	$391	$350	$342	$1,459
Less sold hotels and New Orleans	(106)	(109)	(69)	(53)	(337)
Plus HI North America, net (1)	19	20	20	21	80
Pro Forma Comparable Owned - North America	289	302	301	310	1,202
Plus HI International, net (1)	115	116	109	117	457
Pro Forma Comparable Owned - Worldwide	$404	$418	$410	$427	$1,659
Margins
Pro Forma Comparable Owned - North America	22.5%	30.9%	28.3%	31.6%	28.6%
Pro Forma Comparable Owned - International	23.3%	28.8%	25.3%	28.7%	26.6%
Pro Forma Comparable Owned - Worldwide	22.8%	30.3%	27.6%	30.8%	28.1%

Leased Hotels
	2005
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Year
Revenue
Reported	$28	$31	$28	$24	$111
Less non-comparable	(4)	(5)	—	—	(9)
Plus HI, net(1)	535	620	571	602	2,328
Pro Forma Comparable Leased - Worldwide	$559	$646	$599	$626	$2,430
Expenses
Reported	$26	$27	$24	$22	$99
Less non-comparable	(4)	(5)	—	—	(9)
Plus HI, net(1)	495	525	489	507	2,016
Pro Forma Comparable Leased - Worldwide	$517	$547	$513	$529	$2,106
Margins
Pro Forma Comparable Leased - Worldwide	7.5%	15.3%	14.4%	15.5%	13.3%

Management and Franchise Fees
	2005
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Year
Revenue
Reported	$102	$117	$119	$114	$452
Plus HI	19	26	24	32	101
Pro Forma - Worldwide	$121	$143	$143	$146	$553

(1)   Pro forma for the entities acquired with Hilton International as if they had been acquired on January 1, 2005. Excludes non-comparable hotels.

9

NON-GAAP FINANCIAL MEASURES

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, are important supplemental measures of operating performance to investors. The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items described below is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA, however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for the following items:

Gains and Losses on Asset Dispositions and Non-Recurring Items

We exclude from Adjusted EBITDA the effect of gains and losses on asset dispositions and non-recurring items, such as asset write-downs and impairment losses. We believe the inclusion of these items is not consistent with reflecting the on-going performance of our assets. Management believes it is useful to exclude gains and losses on asset dispositions as these amounts are not reflective of our operating performance or the performance of our assets and the amount of such items can vary dramatically from period to period. The timing and selection of an asset for disposition is subject to a number of variables that are generally unrelated to our on-going operations.

Proportionate Share of Depreciation and Amortization of Unconsolidated Affiliates

Our consolidated results include the equity earnings from our unconsolidated affiliates after the deduction of our proportionate share of depreciation and amortization expense from unconsolidated affiliates. We exclude our proportionate share of depreciation and amortization expense from unconsolidated affiliates from Adjusted EBITDA to provide a more accurate measure of our proportionate share of core operating results before investing activities and to provide consistency with the performance measure we use for our consolidated properties.

Operating Interest and Dividend Income

Interest and dividend income from investments related to operating activities is included in our calculation of Adjusted EBITDA. We consider this income, primarily interest on notes receivable issued to properties we manage or franchise and dividend income from investments related to the development of our core businesses, to be a part of our core operating results.

Non-Controlled Interest

We exclude from Adjusted EBITDA the operating income, net interest expense, tax provision and non-controlled interest reported on our income statement to the extent we have no ownership interest. These exclusions are shown in their respective lines on the Reconciliation of Adjusted EBITDA to EBITDA and Net Income.

Minority Interest, Net

We exclude the minority interest in the income or loss of our consolidated joint ventures because these amounts effectively include our minority partners’ proportionate share of depreciation, amortization, interest and taxes, which are excluded from EBITDA.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

10